Exhibit 99.1

[Logo]

                            PATRICK INDUSTRIES, INC.
           1800 S. 14TH STREET - P.O. BOX 638 - ELKHART, INDIANA 46515
                   PHONE: (219) 294-7511 - FAX: (219) 522-5213


                                  NEWS RELEASE

September 8, 1997
FOR IMMEDIATE RELEASE
CONTACT:  Keith V. Kankel


                            PATRICK INDUSTRIES, INC.
                      ANNOUNCES RECENT BUSINESS ACQUISITION


     Elkhart, Indiana ------ Mervin D. Lung, Chairman of the Board and Chief Executive Officer, announced that on September 5, 1997 Patrick Industries, Inc. purchased the assets of United Shade, Inc. in Elkhart, Indiana. The new operation, United Shade, division of Patrick Industries, Inc., will continue to manufacture and market pleated window shades, aluminum blinds, fabric doors, and windshield wraps primarily to the recreational vehicle industry nationwide. Net sales for United Shade, Inc. were approximately $5.8 million in 1996.

     Patrick Industries in a leading manufacturer and supplier of building products and materials to the manufactured housing, recreational vehicle, furniture, and other industries. The Company operates in thirteen states from twenty-five manufacturing locations and fourteen distribution centers.

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